EXHIBIT 10.3

                   INSTRUMENT SYSTEMS CORPORATION
           EMPLOYEE STOCK OWNERSHIP PLAN TRUST AGREEMENT

                             PREAMBLE


               Instrument Systems Corporation, a Delaware corporation, as plan sponsor, and U.S. Trust Company of California, N.A., as Trustee, by execution of this Trust Agreement, hereby establish effective as of November 8, 1994, the Instrument Systems Corporation Employee Stock Ownership Plan Trust for the purpose of holding and investing assets of and funding benefits under the In-strument Systems Corporation Employee Stock Ownership Plan (the "Plan"), which is an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended. The Plan and this Trust Agreement shall be deemed to be and construed as a single document. However, notwithstanding the immediate-ly preceding sentence, anything else herein, or any inference to the contrary contained in the Plan, the Trustee's rights, powers, titles, duties, responsibili-ties, discretion, and immunities shall be governed solely by this Trust Agreement without reference to the provi-sions of the Plan.

                             ARTICLE 1

                            Definitions


         1.1   Incorporation of Definitions Used in Plan.

               The definitions stated in Article I of the Plan are hereby incorporated by reference into this Trust
     Agreement.

         1.2   Definitions of Terms Used Exclusively
               In Trust Agreement

               (a)  "Bank" means (1) a banking institution
     organized under the laws of the United States; (2) a member bank of the Federal Reserve System; or (3) any other banking institution, whether or not incorporated, doing business under the laws of any state or the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by state or federal authority having supervision over banks.

               (b) "Fiduciary" means a person or organization that is a fiduciary with respect to the Plan or the Trust
     Fund within the meaning of ERISA Section 3(21).

         1.3   Named Fiduciaries

               The members of the Committee, collectively and individually, shall be the named fiduciaries of the trust for purposes of Section 402 of ERISA, except that, to the extent, if any, permitted by ERISA, each Member and Beneficiary also shall be a named fiduciary with respect to the exercise of voting and tender or exchange offer rights for Employer Securities held in such Member's Account.

                                ARTICLE 2

                Establishment of Trust and Certain
                Primary Conditions of its Operation


         2.1   Establishment of Trust

               This Trust Agreement establishes an employees' trust pursuant to the Plan that is intended to be a tax-exempt organization under Code Section 501(a). The Company and the Trustee hereby agree that the Trust Fund shall be held in trust and administered, invested and distributed for the benefit of Members and their Benefi-ciaries under the terms and conditions of this Trust Agreement.

         2.2   Designation of Trust

               The employees' trust established hereunder shall be known as the Instrument Systems Corporation
     Employee Stock Ownership Plan Trust.

         2.3   Trust Fund

               The Trust Fund shall consist of the cash, Employer Securities and other property, if any, held by the Trustee which shall represent at any time the total of the Employer Securities acquired by the Trustee and the contributions made by the Employer to the Trust Fund under the provisions of the Plan, plus the earnings and less the losses thereupon, without distinction which at the time of reference have been made by the Trustee as authorized herein. Unless otherwise directed by the Committee, the Trustee shall hold, invest, and administer the Trust assets as a single fund without identification of any part of the Trust assets to the Company or to any Member or group of Members or their Beneficiaries. The Trustee need not inquire into the source of any money or property transferred to it nor into the authority or right of the transfer or of such money or property to transfer or such money or property to the Trustee.

         2.4   Exclusive Benefit Rule

               The employees' trust established by this Trust Agreement is expressly declared to be irrevocable, sub-ject to the provisions of Article 8. It shall be impos-sible, at any time prior to the satisfaction of all liabilities with respect to Members and their Beneficia-ries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, any purpose which is not for the exclusive benefit of Members and their Beneficiaries. The preceding sentence shall not be construed in such a way as to prohibit the use of assets of the Trust Fund to pay fees and other expenses and obligations (including without limitation obligations of the Trustee under an Acquisition Loan) incurred in the maintenance, administration and investment of the Trust Fund in accordance with the provisions of this Trust Agreement.

         2.5   Reversion Prohibited

               Except as permitted in Section 2.4 or Article
     10 of the Trust Agreement, it shall be impossible for any part of the Trust Fund to revert to the Company or any Member Company.

         2.6   Claims against the Trust Fund

               Subject to the claims procedure provided under the Plan, the Committee shall have complete control and authority to determine the existence, nonexistence, nature and amount of the rights and interests of all persons in or to the Trust Fund or under the Plan.
     Except as otherwise required by ERISA, the Trustee shall have no duty to question or to examine any determination made by the Committee or direction given by the Committee to the Trustee in respect of such matters.

         2.7   Employer Contributions

               Employer contributions to the Trust Fund shall consist only of cash, Employer Securities or other prop-erty acceptable to the Trustee. The Trustee shall have no duty to administer the Plan nor to determine that the contributions received from the Employer complies with the provisions of the Plan or any Acquisition Loan, or that the assets of the Trust are adequate to provide any benefit payable pursuant to the Plan or are adequate to make the payments under any Acquisition Loan. The Trust-ee shall not be obligated to collect any contributions from the Employer, nor be obligated to see that funds deposited with it are deposited according to the provi-sions of the Plan.

         2.8   Distributions

               Payments shall be made from the Trust Fund by the Trustee to such persons, in such manner, at such times, and in such amounts as the Committee shall from time to time direct in writing; provided, however, that the Trustee may withhold compliance with the Committee's direction to the extent that, and so long as, the Trustee shall deem such withholding necessary to insure payment of the Trustee's fees and expenses or to protect the Trustee against liability for taxes or any other liabili-ty. The Trustee shall not be liable for any distribution made or acts done by it pursuant to written directions of the Committee. Neither shall the Trustee be obligated to inquire as to whether any payee or distributee is enti-tled to any payment or distribution. Rather, any payment or distribution made by the Trustee on the order or direction of the Committee shall operate as a complete discharge of all obligations of the Trustee with respect thereto.

                             ARTICLE 3

                   Investment of the Trust Fund


         3.1   General Responsibility and Authority
               for Investment of Trust Fund Assets

               The assets of the Trust Fund shall be invested and reinvested by the Trustee, subject to and in accor-dance with the provisions of this Trust Agreement.

         3.2   ERISA Requirements

               (a)  In investing and managing the assets of
     the Trust Fund, the Fiduciary who has investment respon-sibility and authority shall exercise the care, skill, prudence and diligence, under the circumstances then prevailing, which prudent men, acting in like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims.

               (b) Except as authorized by regulations pro-mulgated by the Department of Labor, no Fiduciary may maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the district courts of the United States.

               (c)  In investing and managing the assets of
     the Trust Fund, the Fiduciary shall take into consider-ation the funding policy of the Plan.

               (d) Notwithstanding any other provision of the Trust Agreement, the Trustee shall not be required to comply with any provisions of the Trust Agreement that is not consistent with the requirements of Title I of ERISA. In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Trust Agreement, then, upon notice thereof to the Company or to the Trustee, as the case may be, such invalid or conflicting provisions of this Trust Agreement shall be given no further force or effect.

         3.3   Investment in Employer Securities

               The primary purpose of the Plan is to acquire an ownership interest in the Company either from the Company or its shareholders and to provide deferred compensation benefits to Members and Beneficiaries in the form of shares of Employer Securities. Accordingly, the Plan has been established to provide for investment primarily in shares of Employer Securities. In further-ance of the purpose for which the Plan has been estab-lished and designed, the Trustee shall, in accordance with the terms of the Plan, (a) acquire shares of Employ-er Securities with assets of the Trust Fund or with the proceeds of an Acquisition Loan, (b) hold unallocated shares of Employer Securities which have been acquired with the proceeds of an Acquisition Loan in a Loan Sus-pense Account for release and allocation to the Accounts of Members, (c) hold shares of Employer Securities which have been contributed by the Employer and (d) distribute to Members or their Beneficiaries under the terms of the Plan all shares of Employer Securities and other assets which have been allocated to the Accounts of such Members pursuant to the terms of the Plan in accordance with the terms of the Plan, notwithstanding any otherwise applica-ble fiduciary standard relating to (i) diversification of Trust Fund assets, (ii) the speculative character of Trust Fund investments, (iii) the lack or inadequacy of income provided by Trust Fund assets, or (iv) the proba-ble continual fluctuation in the fair market value of Trust Fund assets. Subject to the provisions of the Plan, the Trustee is expressly authorized, in accordance with the terms of the Plan, to hold 100% of the assets of the Trust Fund in shares of Employer Securities.

               The Trustee may purchase Employer Securities for the Trust Fund, as directed by the Committee, either
     (a) directly or indirectly from the Company or any share-holder of the Company, including any person deemed to be a "party in interest" within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Code Section 4975 or (b) through "blind" transactions on a national securities exchange in which neither the purchaser nor the seller knows the identity of the other party to the transaction. In purchasing any securities on a national securities exchange, the Trustee shall give due consideration to the trading volume, if any, of Em-ployer Securities at the time of each purchase and ac-cordingly regulate the amount and timing of such purchas-es so as to minimize the effect on market price fluctua-tions which may be caused by such purchases. The Trustee shall comply with all federal and state securities laws and with all applicable provisions of ERISA when purchas-ing Employer Securities, including, if required, the condition that no more than adequate consideration (as defined in Section 3(18) of ERISA) be paid for such Stock, and no commission be charged when a purchase of Employer Securities is made from a "party in interest" or a "disqualified person."

               In the event that the Trustee purchases or sells shares of Employer Securities from or to a "party in interest" or a "disqualified person," the terms of such purchase or sale shall provide that in the event that there is a final determination by the Internal Revenue Service, Department of Labor or court of compe-tent jurisdiction that the Trustee paid more than "ade-quate consideration" (as defined in ERISA Section 3(18)) to the seller or received less than adequate consider-ation from the purchaser for such shares of Employer Securities as of the date of purchase or sale, the seller or purchaser, as the case may be, shall be required to pay to the Trustee an amount in cash equal to the differ-ence between the purchase or sale price and the amount determined to be adequate consideration plus interest at a reasonable rate from the date of purchase or sale to the date of payment.

               The Trustee may enter into an Acquisition Loan, the proceeds of which must be used within a reasonable time after their receipt by the Trustee to acquire shares of Employer Securities and/or repay a prior Acquisition Loan; provided, however, that the terms and conditions of the Acquisition Loan together with any other documents executed by the Trustee in connection therewith (includ-ing without limitation any security or guarantee agree-ments) shall be subject to the following provisions:

               (a) The Acquisition Loan must be primarily for the benefit of the Plan Members and their Beneficiaries. The terms of the Acquisition Loan, whether or not between independent parties, must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arms'-length negotiations between independent parties. The loan must for a specif-ic term and must not be payable at the demand of any person, except in the case of default.

               (b)  The Acquisition Loan shall bear no more
     than a reasonable rate of interest.

               (c)  Any collateral pledged to the creditor
     shall consist only of the shares of Employer Securities acquired with the proceeds of such Acquisition Loan or shares of Employer Securities that were pledged as col-lateral in connection with a prior Acquisition Loan of the Trustee that was repaid with the proceeds of the current Acquisition Loan, provided, however, that the Company may guarantee repayment of the Acquisition Loan.

               (d) Under the terms of the Acquisition Loan or other documents executed by the Trustee in connection therewith, the creditor shall not have recourse against the assets of the Trust Fund except that an Acquisition Loan may permit recourse with respect to (1) the collat-eral pledged as security for the Acquisition Loan,
     (2) contributions (other than contributions of Employer Securities) that are made to meet the Trustee's obliga-tions under the Acquisition Loan, and (3) earnings at-tributable to such collateral and the investment of such contributions.

               (e)  The Acquisition Loan or any security
     agreements executed by the Trustee in connection there-with shall provide for the release of shares of Employer Securities from encumbrance in a manner permitted by Treasury Regulations under Code Section 4975(e)(7).

               (f)  The Acquisition Loan or any security
     agreements executed by the Trustee in connection there-with shall provide that in the event of default under such Acquisition Loan, the value of the Plan Assets, if any, transferred in satisfaction of such obligation must not exceed the amount of such default, and if the lender is a "disqualified person," the Acquisition Loan must provide for the transfer of Plan assets only upon and to the extent of the failure of the Trustee to meet the payment schedule of the Acquisition Loan. For purposes of this paragraph (f), the preceding sentence shall not apply solely because a guarantor is a disqualified per-son.

               (g)  Payments made by the Trustee from the
     Trust Fund with respect to an Acquisition Loan during a Plan Year shall not exceed the sum of (1) contributions (other than contributions of shares of Employer Securi-ties) made to the Trust Fund for the Plan Year and each prior Plan Year to meet its obligations under such Acqui-sition Loan and the earnings attributable to the invest-ment of such contributions and (2) earnings attributable to allocated and unallocated shares of Employer Securi-ties purchased with such Acquisition Loan, reduced by
     (3) payments made under such Acquisition Loan in prior Plan Years, and increased by (4) the proceeds of any sale of Employer Securities held in the Suspense Account.
     Such contributions and earnings must be accounted for separately in the books of account of the Trustee until the Acquisition Loan is repaid. Notwithstanding the foregoing, if at the date of termination of the Plan, the Trustee remains indebted under any Acquisition Loan, the Committee may instruct the Trustee, prior to making the final Plan allocations, to pay accrued interest and principal and to prepay the remaining principal balance of the Acquisition Loan with shares of Employer Securi-ties held in the Suspense Account or with the proceeds of a sale or other disposition of such Employer Securities. If any assets remain in the Suspense Account after all Acquisition Loans have been fully discharged, such assets will be allocated as income of the Trust Fund for the Plan Year in which the Plan terminates.

               (h)  Except as provided in the Plan or as
     otherwise required by applicable law, no shares of Em-ployer Securities acquired with the proceeds of an Acqui-sition Loan shall be subject to a put, call, right of first refusal or other option or buy-sell or similar arrangement, while such Stock is held by or when distrib-uted from the Plan, whether or not the Acquisition Loan is repaid or the Plan is then an employee stock ownership plan (as defined by Section 4975(e)(7) of the Code). To the extent required by Treasury Regulation Section 54.4975-11(a)(3)(ii), the restrictions of this paragraph
     (h) shall be nonterminable.

                             ARTICLE 4

                       Powers of the Trustee


         4.1   Scope of Powers

               The Trustee has whatever powers are required to discharge its obligations and exercise its rights under this Trust Agreement, without being limited by any state statute or rule of law regarding investments by trustees, including (but not limited to) the powers specified in the following Section of this Article, and the powers and authority granted to the Trustee under other provisions of this Trust Agreement. The enumeration of any power herein shall not be by way of limitation, but shall be cumulative and construed as full and complete power in favor of the Trustee.

         4.2   Powers of the Trustee

               In furtherance of the purposes of the Plan and the Trust, the Trustee is authorized and empowered to exercise the following powers in its sole discretion:

               (a)  To invest and reinvest the Trust assets
     without distinction between the principal and income in Employer Securities. To the extent Trust assets are not invested in Employer Securities, such assets shall be invested in such shares and obligations of corporations or of unincorporated associations or trusts or investment companies or in any kind of investment fund, mutual fund (open and/or otherwise), or common trust fund, or in any other realty or personalty or any other kind of invest-ment, without regard to whether or not such investment is an authorized or appropriate investment for trustees under the state laws applicable hereto. The Trustee may invest part or all of the Trust in any common fund estab-lished and maintained by the Trustee for the collective investment of assets in employee benefit trusts which qualify under Section 401(a) of the Internal Revenue Code, as amended.

               (b)  Except as provided in Section 4.3, to
     sell, mortgage, pledge, lease or otherwise dispose of any securities or other property in the Trust at public or private sale.

               (c)  To register any investment held in the
     Trust Fund in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any investment in bearer form, and to deposit any investment in a depositary or clearing corporation, but the books and records of the Trustee shall show that all such investments are part of the Trust Fund.

               (d)  Notwithstanding any other provisions of
     this Agreement, to enter into an Acquisition Loan and use the proceeds of such loan to purchase Employer Securi-ties.

               (e)  To determine, for all purposes of the
     Plan, the market value of any securities or other proper-ty held by the Trustee in the Trust and, where any secu-rities or other property are determined by the Trustee not to be publicly traded, to determine their value in accordance with sound practice and standards for evaluat-ing such property; subject, however, in the case of Employer Securities held in the Trust that is not public-ly traded within the meaning of Code Section 401(a)(28), to any valuation of such Employer Securities rendered by an independent appraiser selected by the Trustee with the approval of the Company.

               (f) To employ suitable agents, including such public accountants, brokers, custodians, ancillary trust-ees, and appraisers as shall be necessary and appropri-ate, and to employ counsel (which may be counsel for the Committee or the Company), and to pay their reasonable expenses and compensation. The written opinion of such counsel shall be full and complete protection of the Trustee in respect to any action taken or suffered by the Trustee hereunder in good faith reliance on said opinion.

               (g)  Other than with respect to payments re-
     quired under an Acquisition Loan and except as otherwise provided in Section 4.3, to sell, exchange, convey, transfer or otherwise dispose of shares of Employer Securities.

               (h)  To make commitments either alone or in
     concert with others to purchase at any future date any property, investments or securities authorized by Section
     4.2(a) of this Agreement.

               (i) Except as provided in Section 4.2(d), to borrow funds from any lender other than the Trustee (including the Employer) to finance the acquisition of Employer Securities, provided however, that any evidence of indebtedness to any "party in interest" or "disquali-fied person" or to any other lender which is guaranteed by a "party in interest" or "disqualified person" shall be an Acquisition Loan subject to the provisions of
     Section 3.3.

               (j) To accept, compromise or otherwise settle any obligations or liability due to or from it as Trustee hereunder, including any claim that may be asserted for taxes under present or future laws, or to enforce or contest the same by appropriate legal proceedings.

               (k)  Except as otherwise provided in Section
     4.3, to vote Employer Securities held in the Trust Fund and to exercise any other rights or privileges associated with such Stock in accordance with the terms of the Plan.

               (l) To exercise, generally, any of the powers which an individual owner might exercise in connection with property, either real or personal, held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any powers set forth in this Section 4.2 or which are otherwise in the best interests of the Trust Fund.

         4.3   Voting Employer Securities and Tendering Employer
               Securities

               Except as otherwise required by ERISA or regu-lations thereunder, or the Code or regulations thereun-der, all voting rights of shares held by the Trust Fund, and all rights to sell or otherwise tender shares held by the Trust Fund, shall be exercised by the Trustee in accordance with the provisions of the Plan. Anything in this Trust Agreement or in the Plan to the contrary notwithstanding, proceeds of any unallocated Employer Securities tendered by the Trustee shall be reinvested in Employer Securities.

         4.4   Documents, Instruments and Facilities

               (a) In order to effectuate the specific powers and authority herein granted to the Trustee, the Trustee may make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate.

               (b) The Trustee may use its own facilities in effecting any transaction involving assets of the Trust
     Fund, unless such use is prohibited by ERISA Section 406.

                             ARTICLE 5

               Duties and Obligations of the Trustee


         5.1   Scope of Duties and Obligations

               The Trustee agrees to perform the duties and obligations imposed by this Trust Agreement. No duties or obligations shall be imposed upon the Trustee with respect to the Trust Fund unless undertaken by the Trust-ee under the express terms of this Trust Agreement or unless imposed upon the Trustee by statute or at common law. The Trustee shall have no duty or obligation to advise Members or Beneficiaries as to the effect of federal or state securities laws on the Plan, the Trust Fund or any distributions therefrom.

         5.2   General Duties and Obligations

               (a)  The Trustee shall hold all property re-
     ceived by it and any income and gains thereupon. The Trustee shall manage, invest and reinvest the Trust Fund, shall collect the income therefrom, and shall make pay-ments as provided in the Plan and in this Trust Agree-ment. The Trustee may utilize depositories to hold assets of the Trust Fund, provided however that the Trustee shall not be relieved of any fiduciary responsi-bility with respect to the assets so held.

               (b) The Trustee is responsible only for money or assets that it actually receives. The Trustee has no duty to compute amounts to be paid to it by the Employer or to enforce collection of any contribution due from the Employer. The Trustee is not responsible for the cor-rectness of the computation of the amount of any contri-bution made or to be made by the Employer.

               (c) The Trustee shall make payments and dis-bursements from the Trust Fund in accordance with Section
     2.8 of the Trust Agreement.

               (d)  Subject to the provisions of Section
     8.2(c), the Trustee shall comply with any directive issued by the Board or the Committee to withdraw and transfer all or any part of the Trust Fund to another trustee or another successor funding agent.

         5.3   Valuation

               (a) The Trustee shall determine, and report to the Committee, the current fair market value of the assets and liabilities of the Trust Fund, and Members' and Beneficiaries' interests therein, as of the regular Valuation Date and as of any interim Valuation Date that may be fixed by the Committee.

               (b)  The fair market value of assets of the
     Trust Fund shall be determined by the Trustee on the basis of such sources of information as it may deem reliable, including (but not limited to) information reported in: (1) newspapers of general circulation,
     (2) standard financial periodicals or publications,
     (3) statistical and valuation services, (4) records of securities exchanges, (5) reports of any brokerage firm deemed reliable by the Trustee, or (b) any combination of the foregoing. If the Trustee is unable to value assets from such sources, it may rely on information from the Employer, the Committee, appraiser or other sources, and will not be liable for an inaccurate valuation based in good faith on such information. Notwithstanding the foregoing, the fair market value of shares of Employer Securities shall be (i) if the Stock is readily tradeable on an established securities market, the fair market value of such stock on such market on the Valuation Date or (ii) if the Stock is not readily tradeable on an established securities market, the fair market value determined in good faith by the Trustee based upon an appraisal by an independent appraiser meeting requirement similar to the requirements of Code Section 170(a)(1).

               (c) Reasonable costs incurred in valuing the Trust Fund that are not paid by the Company shall be a charge against the Trust Fund.

         5.4   Records

               The Trustee shall keep complete accounts of all investments, receipts and disbursements, other transac-tions hereunder, and gains and losses resulting from same. Such accounts shall be sufficiently detailed to meet the Trustee's duties of reporting and disclosure required under applicable federal or state law as shall exist from time to time. All accounts, books, contracts and records relating to the Trust Fund shall be open to inspection and audit at all reasonable times by any person designated by the Committee.

         5.5   Reports

               (a) Within 90 days following the close of each Plan Year, and as otherwise directed by the Committee, and within 90 days following the Trustee's resignation or removal under Article 7 of this Trust Agreement, the Trustee shall furnish the Committee with a written report setting forth the transactions effected by the Trustee during the period since it last furnished such a report and any gains or losses resulting from same, any payments or disbursements made by the Trustee during such period, the assets of the Trust Fund as of the last day of such period (as cost and at fair market value), and any other information about the Trust Fund that the Committee may reasonably request. The Trustee shall certify the accu-racy of the report if such certification is required by any applicable federal or state law or regulation.

               (b) Each report submitted pursuant to subSec-tion (a) shall be promptly examined by the Committee. If the Committee approves of such report, the Trustee shall be forever released from any liability of accountability with respect to the propriety of any of its accounts or transactions so reported, as if such account had been settled by judgment or decree of a court of competent jurisdiction in which the Trustee, the Committee, the Company, and all persons having or claiming any interest in the Trust Fund were made parties. The foregoing, however, is not to be construed to deprive the Trustee of the right to have its account judicially settled if it so desires.

               (c)  The Committee may approve of any report
     furnished by the Trustee under subSection (a) either by written statement of approval furnished to the Trustee or shall be deemed to have approved of any such report by failure to file a written objection to the report with the Trustee within 90 days of the date on which the Committee receives such report. The Committee shall not be liable to any person for its approval, disapproval or failure to approve any such report rendered by the Trust-ee.

         5.6   Instructions

               All communications required hereunder from the Company or the Committee to the Trustee shall be in writing signed by an officer of the Company or by a member of the Committee authorized to sign on its behalf. The Committee may authorize one or more of its members to sign on its behalf all communications required hereunder between the Committee and the Trustee. At all times during which communications between the Committee and the Trustee are required hereunder, the Company and the Committee shall keep the Trustee advised of the names and specimen signatures of all members of the Committee and the individuals authorized to sign on behalf of the Committee. In the absence of any notification of chang-es, the Trustee may assume that the members of the Com-mittee are the same as last reported by the Company to the Trustee.

         5.7   Hiring of Agents and Related Expenses

               The Trustee may employ suitable agents and counsel who may be agents or counsel for the Employer. The reasonable expenses incurred by the Trustee and the Committee in hiring such agents or counsel or otherwise in the performance of their duties hereunder and all other charges, expenses, disbursements and compensation of the Trustee or the Committee shall be paid from the Trust Fund, unless the Employer pays such charges, ex-penses, disbursements and compensation directly. In addition, the Employer in its discretion may reimburse the Trust Fund for any such charges, expenses, disburse-ments and compensation paid from the Trust Fund.

                             ARTICLE 6

        Compensation, Rights and Indemnities of the Trustee


         6.1   Compensation and Reimbursement

               (a) The Trustee shall receive for its services reasonable compensation as agreed upon in writing from time to time between the Company and the Trustee.

               (b)  The Trustee shall be reimbursed for all
     reasonable expenses it incurs in the performance of its duties under this Trust Agreement. In this regard, reasonable expenses include (but are not limited to) accounting, consulting, appraisal, brokerage, custodial, actuarial and, subject to Section 6.3, legal fees for professional services related to the administration of the Plan and this Trust Agreement.

               (c)  Compensation and expenses payable under
     this Section 6.1 shall be paid from the Trust Fund (and may be charged, if applicable, to an appropriate subac-count or subtrust), unless the Employer pays such compen-sation and expenses directly. In addition, the Employer in its discretion may reimburse the Trust Fund for any such compensation and expenses paid from the Trust Fund.

         6.2   Rights of the Trustee

               (a) Whenever in the administration of the Plan a certification or direction is required to be given to the Trustee, or the Trustee deems it necessary that a matter be proved prior to taking, suffering or omitting any action hereunder, such certification or direction shall be fully made, or such matter may be deemed to be conclusively proved, by delivery to the Trustee of an instrument signed either:

                    (1)  in the name of the Company by an
     officer of the Company; or

                    (2)  unless the matter concerns the au-
     thority of the Committee, in the name of the Committee by the Chairman or Secretary of the Committee;

     and the Trustee may fully rely upon such instrument to the extent permitted by law. Notwithstanding the forego-ing, the Trustee may in its sole discretion accept such other evidence of a matter or require such further evi-dence as may seem reasonable to it, in lieu of such instrument. Generally, the Trustee shall be protected in acting upon any notice, resolution, order, certificate, opinion, telegram, letter or other document believed by the Trustee to be genuine and to have been signed by the proper party or parties, and may act thereon without notice to a Member or Beneficiary and without considering the rights of any Member or Beneficiary.

               (b) The Trustee may make any payment which it is required to make hereunder by mailing a check for the amount of such payment and any other necessary papers by first class mail in a sealed envelope addressed to the person to whom such payment is to be made, according to the certification of the Committee. In this respect, the Trustee shall recognize only instructions given to it by the Committee and has the right to act thereon without notice to any person and without considering the rights of any Member or Beneficiary. The Trustee is not re-quired to determine or to make any investigation to determine, the identity or mailing address of any person entitled to benefits under the Plan, and is entitled to withhold payment of benefits or directions to issuing companies with respect to such payment until the identity and mailing address of the Member or Beneficiary entitled to receive such benefits is certified by the Committee. The Trustee shall not be responsible for the determina-tion or computation of any benefit due to a Member or Beneficiary.

               (c) In the event that any dispute arises as to the identity or rights of any person or persons to whom the Trustee is to make payment or delivery of any funds or property, the Trustee may withhold payment or delivery of such funds or property without liability until the dispute is resolved by arbitration, adjudicated by a court of competent jurisdiction, or settled by written stipulation of the parties concerned. The Trustee shall not be liable for the payment of and interest or income on the cash or other property held by it under such circumstances. The Trustee, at its discretion, may bring any action in the nature of an interpleader, but shall not be obligated to do so.

               (d) The Trustee may consult with legal counsel (who may be counsel for the Committee, the Company or a Member Company) with respect to the construction of the Plan or this Trust Agreement or its duties thereunder, or with respect to any legal proceeding or any question of law, and shall be fully protected (to the extent permit-ted by law) with respect to any action it takes or omits in good faith upon the advice of such counsel.

               (e) The Trustee shall be provided with speci-men signatures of the current members of the Committee. The Trustee shall be entitled to rely in good faith upon any directions signed by a majority of the members of the Committee or their appointed delegate, and shall incur no liability for following such directions.

               (f) The Trustee may accept communications by photostatic teletransmissions with duplicate or facsimile signatures as a delivery of such communications in writ-ing until notified in writing by the Committee that the use of such devices is not longer authorized.

               (g)  Until advised to the contrary by the
     Company, the Trustee shall assume that the Trust is exempt from all Federal, State, and local income taxes, and may act in accordance with that assumption. If the whole or any part of the Trust Fund, or the proceeds thereof, becomes liable for the payment of any estate, inheritance, income or other tax, charge or assessment which the Trustee is required to pay, the Trustee shall have full power and authority to pay such tax, charge or assessment out of any money or other property in its hand for the account of the person whose interests hereunder are so liable, but at least 10 days prior to the making of any such payment the trustee must mail notice to the Committee of its intention to make such payment. Prior to making any transfers or distributions of any of the proceeds of the Trust Fund, the Trustee may require such releases or other documents from any lawful taxing au-thority and may require such indemnity from any payee or distributee, as it deems necessary.

         6.3   Indemnification

               (a)  The Company shall indemnify and hold
     harmless the Trustee from all loss or liability (includ-ing expenses and reasonable attorneys' fees) to which the Trustee may be subject by reason of its execution of its duties under this Trust Agreement, or by reason of any acts taken in good faith in accordance with directions, or acts omitted in good faith due to absence of direc-tions, from the Committee unless such loss or liability is due to the Trustee's negligence or willful misconduct. The Trustee is entitled to collect on the indemnity provided by this Section 6.3 only from the Employer, and is not entitled to any direct or indirect indemnity payment from assets of the Trust Fund. For purposes of
     Section 6, negligence shall be defined as acts or omis-sions that constitute a material departure from standards of ordinary care.

               (b) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving the Plan or the Trust Fund, the Trustee shall be entitled to receive on a current basis the indemnity payments provid-ed for in this Section. If, however, the final judgment entered in the lawsuit or proceeding holds that the Trustee is guilty of negligence or willful misconduct with respect to one or more counts alleged against it, the Trustee shall refund the portion of the indemnity payments that are reasonably allocable to the defense of those counts with respect to which the Trustee has been found to have committed acts of negligence or willful misconduct.

         6.4   Limitation of Liability of Trustee

               (a) If the Trustee makes a written request for directions from the Committee, the Trustee may await such directions without incurring liability. The Trustee has no duty to act in the absence of such requested direc-tions, but may in its discretion take such action as it deems appropriate to carry out the purposes of this Trust Agreement, without liability therefor.

               (b) The Trustee is not responsible for deter-mining the adequacy of the Trust Fund to meet liabilities under the Plan, and is not liable for any obligations of the Plan or the Trust Fund in excess of the assets of the Trust Fund.

               (c)  The Trustee shall not be liable for the
     acts or omissions of any other fiduciary or person with respect to the Plan or the trust Fund except to the extent required under Section 405(a) of ERISA.

               (d)  The Trustee is not responsible for any
     matter affecting the administration of the Plan by the Company, the Committee, or any other person or persons to whom responsibility for administration of the Plan is delegated pursuant to the terms of the Plan.

         6.5   Court Proceedings and Necessary
               Parties to Legal Actions

               The Trustee may institute, maintain or defend any litigation necessary in connection with the adminis-tration of the Trust fund, provided, the Trustee shall be under no duty or obligation to do so unless it shall have been indemnified to its satisfaction against all expenses and liabilities which it may sustain or reasonably antic-ipate by reason thereof. All costs and expenses of litigation for which the Trustee would be liable shall be paid by the Company, or if not paid by the Company, from the Trust Fund. Except as required by ERISA Section 502(h), only the Employer, the Committee and the Trustee shall be considered necessary parties in any legal action or proceeding with respect to the Trust Fund, and no Member, Beneficiary or other person having an interest in the Trust Fund shall be entitled to notice. Any judgment entered on any such action or proceeding shall be binding on the Employer, Committee, Trustee and all persons claiming under the Trust. Nothing in this Section 6.5 is intended to preclude a Member or Beneficiary from enforc-ing his legal rights.

         6.6   Bonding of Trustee

               The Trustee shall not be required to furnish any bond or security for the performance of its powers and duties hereunder, unless irrespective of this provi-sion, the Trustee is required to do by State or Federal statute or regulation.

         6.7   Third Party

               No person dealing with the Trustee shall be obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan or Trust. Each person dealing with the Trustee may act upon any notice, request, or representa-tion in writing by the Trustee, or by the Trustee's duly authorized agent, and shall not be liable to any person whomsoever in so doing. The certificate of the Trustee that it is acting in accordance with the Plan or Trust shall be conclusive in favor of any person relying on the certificate.

         6.8   Tax and Information Returns

               The Company shall be responsible for timely filing all tax and information returns, as well as all required descriptions, reports, and disclosures, relating to the Plan and Trust.

                              ARTICLE 7

               Resignation or Removal of the Trustee


         7.1   Resignation

               The Trustee may resign at any time by deliver-ing to the Board of Directors or the Committee a written notice of resignation, to take effect not less than 60 days after delivery, unless such notice is waived.

         7.2   Removal

               The Board of Directors or the Committee may remove the Trustee at any time by delivering to the Trustee, not less than 60 days before it is to take effect, a written notice of removal (unless such notice is waived by the Trustee).

         7.3   Successor Trustee

               Upon the resignation or removal of the Trustee, the Board of Directors or the Committee shall appoint a successor Trustee, which may accept such appointment by execution of this Trust Agreement. In the event that no successor Trustee is appointed, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions. Any expenses incurred by the Trustee in connection with said applica-tion shall be paid from the Trust Fund as an expense of administration.

         7.4   Settlement

               The Trustee shall have the right to have a final settlement of the accounts of the Trust by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction.

         7.5   Transfer to Successor Trustee

               Upon settlement of the Trustee's account, the Trustee shall transfer to the successor Trustee the Trust Fund as it is then constituted and true copies of its records relating to the Trust Fund. Upon the completion of this transfer, the Trustee's responsibilities under this Trust Agreement shall cease and the Trustee shall be discharged from further accountability for all matters embraced in its settlement; provided, however, that the Trustee executes and delivers all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Fund assets, and all rights and privileges with respect to such as-sets, to the successor Trustee. Notwithstanding the foregoing, the Trustee is authorized to reserve such amount as it may deem advisable for payment of its fees and expenses in connection with the settlement of its account. Any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee. Notwithstanding any provision of Trust Agreement to the contrary, the Trustee may invest and reinvest such reserves in any investment or invest-ment vehicle appropriate for the temporary investment of cash reserves of trust.

         7.6   Duties of the Trustee Prior to
               Transfer to Successor Trustee

               The Trustee's powers, duties, rights and re-sponsibilities under this Trust Agreement shall continue until the date on which the transfer of the Trust Fund assets and delivery of the related documents to the successor Trustee under Section 7.5 is completed. Noth-ing contained herein shall relieve the Trustee of its duties under Section 5.5. The successor Trustee shall neither be liable or responsible for any act or omission to act with respect to the operation or administration of the Trust Fund under this Trust Agreement prior to such date, nor be under any duty or obligation to audit or otherwise inquire into or take any action concerning the acts or omissions of the Trustee or any predecessor Trustee.

         7.7   Powers, Duties and Rights of the Successor
               Trustee

               Upon its receipt of all the assets of the Trust Fund and all of the documents related thereto, the suc-cessor Trustee shall become vested with all the estate, powers, duties, rights and discretion of the Trustee under this Trust Agreement with the same effect as though the successor Trustee were originally named as Trustee hereunder.

         7.8   Merger or Consolidation Involving Corporate
               Trustee

               Any corporation into which a corporation acting as Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder without the necessity of any appoint-ment or other action, provided it does not resign and is not removed.

                             ARTICLE 8

                 Amendment of the Trust Agreement
                    or Termination of the Plan


         8.1   Amendment of the Trust Agreement

               (a)  The Company reserves the right to amend
     this Trust Agreement in the manner set forth in subSec-tion (b) at any time and to any extent that it may deem advisable or appropriate, provided, however, that:

                    (1)  No amendment may affect the duties,
     rights, responsibilities or liabilities of the Trustee without its written consent;

                    (2)  No amendment may have the effect of
     vesting in the Company or Member Company any interest in or control over any property subject to the terms of this Trust Agreement; and

                    (3)  No amendment may contravene the
     provisions of Section 2.4.

               (b)  Any amendment to this Trust Agreement
     shall be made only pursuant to action of the Board of Directors. A certified copy of the resolution adopting any amendment and a copy of the adopted amendment as executed by the Company shall be delivered to the Trust-ee. Upon such action by the Company, the Trust Agreement shall be deemed amended as of the date specified as the effective date by such action or in the instrument of the amendment. The effective date of any amendment may be before, on or after the date of such action.

               (c)  Unless an amendment expressly provides
     otherwise, all Member Companies shall be bound by any amendment adopted pursuant to this Article 8.

         8.2   Termination of the Plan

               (a) In the event that the Plan is terminated, the Committee shall notify the Trustee as to whether the Trust Fund is to be distributed or is to be maintained by the Trustee in accordance with the provisions of the Plan and this Trust Agreement. If the Committee directs that the Trust Fund is to be distributed, the Trustee shall establish the fair market value of the Trust fund as of such interim Valuation Date as is designated by the Committee, and, after paying the reasonable expenses involved in the termination of the Plan, shall distribute all of a part of the assets of the Trust fund (converting such assets into cash, as necessary) in accordance with the written directions of the Committee (including, to the extent permitted by applicable federal law, a direct distribution to one or more Member Companies of any excess assets of the Trust Fund remaining after all liabilities of the Plan and the Trust Fund to the Members and Beneficiaries have been satisfied).

               (b)  If, at the date of termination of the
     Plan, the Plan remains indebted with respect to an Acqui-sition Loan, the Committee shall instruct the Trustee, prior to making the final Plan allocations, to pay the accrued principal and interest and to prepay the remain-ing principal balance of the Acquisition Loan with the shares of Employer Securities held in the Loan Suspense Account or with the proceeds of a sale or other disposi-tion of such Employer Securities. If any assets remain in the Loan Suspense Account after all Acquisition Loans have been fully discharged, such assets shall be allocat-ed as income of the Trust Fund for the Plan Year in which the Plan terminates.

               (c)  In the event of the withdrawal of any
     Member Company from the Plan, the Trustee shall distrib-ute the assets of the Trust Fund attributable to the Members employed by the Member Company, and their Benefi-ciaries, in accordance with the written directions of the Committee.

               (d) Notwithstanding the provisions of subSec-tions (a), (b) and (c):

                    (1)  To the extent permitted by the United
     States Department of Labor, the Trustee may pay, from the assets of the Trust Fund, the reasonable expenses involved in the termination of the Trust Fund prior to distributing the assets of the Trust Fund as directed by the Committee;

                    (2)  The Trustee shall not comply with any
     instruction to transfer assets of the Trust Fund to the funding agent of any other employee benefit plan unless the Trustee determines that such transfer of assets will comply with the requirements of the Code, and that any required actuarial statement of valuation has been prop-erly filed; and

                    (3)  The Trustee may condition the deliv-
     ery, transfer or distribution of any or all assets of the Trust Fund upon its receipt of assurance satisfactory to it that the approval of appropriate governmental or other authorities has been secured (including, if the Trustee so requests, a favorable determination letter issued by the Internal Revenue Service to the effect that the termination of the Plan will not adversely affect the Plan's qualified status), that any such action will not give rise to a non-exempt prohibited transaction under ERISA or the Code and that there has been proper compli-ance with all notices and other procedures required by applicable law.

                             ARTICLE 9

                          Communications


         9.1   Company's and Committee's Address

               Communications to the Company shall be ad-dressed to it at ________________________________________
     _________________. Communications to the Committee shall be addressed to it in care of the Company, at the address above, provided, however, that upon the Company's or the Committee's written request, such communications shall be sent to such other address as the Company or the Commit-tee, as the case may be, may specify.

         9.2   Trustee's Address

               Communications to the Trustee shall be ad-dressed to it at _______________________________________
     _________________ provided, however, that upon the writ-ten request of the Trustee, such communications shall be sent to such other address or addresses as the Trustee may specify.

         9.3   Binding Upon Receipt

               No communication shall be binding on the Trust-ee, Company or Committee until it is received by such party.

         9.4   Communication in Writing

               Any action of the Company or the Committee pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objec-tions of the Company or the Committee to the Trustee, shall be in writing signed on behalf of the Company or the Committee by any duly authorized officer of the Company or member of the Committee, respectively. The Trustee shall be governed by such action and, to the maximum extent permitted by ERISA, be fully protected, and indemnified in accordance with and subject to the conditions of Section 6.3 hereof, in relying thereon.

                            ARTICLE 10

                           Miscellaneous


        10.1   Gender, Tense and Headings

               Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               Headings of Articles, Sections and subSections as used herein are inserted solely for convenience and reference and constitute no part of this Trust Agreement.

        10.2   Governing Law

               This Trust Agreement shall be construed and governed in all respects in accordance with applicable federal law, and, to the extent not preempted by such federal law, in accordance with the laws of the state of New York.

        10.3   Mistake of Fact

               Notwithstanding any other provisions herein contained, if any contribution is made due to a mistake of fact, such contribution shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it, as directed by the Company, with-out liability to any person (including, but not limited to, Members and Beneficiaries).

        10.4   Qualification of Plan

               Notwithstanding any other provisions herein contained, the Trust Agreement is entered into on the condition that the Plan and the Trust Agreement shall be approved by the Internal Revenue Service as a qualified and exempt plan and trust under the provisions of the Code and the Treasury Regulations. If such approval should be denied for any reason (including failure to comply with any conditions for such approval imposed by the Internal Revenue Service), contributions made after the execution of the Trust Agreement and prior to such denial shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it, as directed by the Company, without any liability to any person, within one year after the date of denial of such approval. All remaining assets in the Trust shall be returned to the Company.

        10.5   Deductibility of Contributions

               Notwithstanding any other provisions herein contained, all contributions made under the Plan are hereby expressly conditioned upon their deductibility under Section 404 of the Code and the Treasury Regula-tions thereunder, as amended from time to time, and if the deduction for any contribution is disallowed in whole or in part, then such contribution (to the extent the deduction is disallowed) shall, upon the direction of the Committee, which shall be given in conformity with the provisions of ERISA, be returned to the Company or the party who made it without liability to any person.

        10.6   Receipt or Release

               Any payment to any Member or Beneficiary in accordance with the provisions of this Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, and the Trustee may require such Member or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

        10.7   Alienation

               Except in the case of a Qualified Domestic
     Relations Order, (a) the benefits, proceeds, payments, or claims of any Member or Beneficiary payable from the Trust assets shall not be subject in any manner to antic-ipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary including any such liability which is for alimony or other payments for support of a spouse or former spouse, (b) any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or exe-cute upon any right or benefit payable hereunder shall be void, and (c) the Trust assets shall not in any manner be liabile for or subject to the debts, contracts, liabili-ties, engagements, or torts of any Member entitled to benefits hereunder and such benefits shall not be consid-ered an asset of the Member in the event of his insolven-cy or bankruptcy.

        10.8   Accounting Period

               This Trust shall adopt as its fiscal year the twelve (12) consecutive month period beginning January 1 of each year and ending December 31 of such year for accounting purposes; provided, however, that the first fiscal year shall begin on the Effective Date of this Trust and shall end on December 31, 1994.

        10.9   Title of Trust Assets

               The legal and equitable title and ownership of all assets at any time constituting a part of the Trust Fund shall be and remain with the Trustee and neither the Employer nor any Member shall ever have any legal or equitable estate therein, save and except that a Member shall be entitled to receive distributions as and when lawfully made under the terms hereof, and the Employer may receive a distribution to the extent permitted by
     Section 8.2(a), 10.3, 10.4, or 10.5.

        10.10  Titles for Convenience Only

               Titles to the Sections of the Trust Agreement are included for convenience only and shall not control the meaning of interpretation of any provision of the Trust Agreement.

        10.11  Entire Agreement; Parties Bound

               The Trust Agreement and the Plan contain the entire agreement and understanding of the Company, the Member Companies and the Trustee with respect to the subject matter hereof and supersede all prior agreements and understandings related to such subject matter. This Agreement shall be binding upon the parties hereto and their successors and assigns.

        10.12  Executed Counterparts

               The Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be pro-duced.

          IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement on this ______ day of November, 1994, effective as of November 8, 1994.



                                        ______________________________
                                        Trustee:





                                        ______________________________
                                        Company: